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                                                                  Exhibit 10(oo)

                        PROFESSIONAL SERVICES AGREEMENT

This Professional Services Agreement is made and entered into effective as of February 1, 2000 by and between Lockheed Martin Corporation, a Maryland corporation, located at 6801 Rockledge Drive, Bethesda, Maryland 20817 (hereinafter "LMC") and James A. Blackwell, Jr. located at ______ (hereinafter "CONTRACTOR").

WITNESSETH:

That in consideration of the promises and mutual obligations hereinafter set forth, the parties hereto agree as follows:

1.   SERVICES BY CONTRACTOR

     A. CONTRACTOR shall provide historical background information, factual and management assistance, guidance and counsel to the Aeronautical Systems Business Area Executive Vice President on matters involving operation of the Business Area (the "Services") on an as needed, on call basis.

     B. CONTRACTOR'S primary contact with LMC shall be _____ ______ referred to hereafter as the Agreement Monitor.

2.   TERM

     The term of this Agreement shall commence on February 1, 2000 and end on January 31, 2002. Upon mutual agreement of the parties, this Agreement may be extended beyond January 31, 2002.

3.   COMPENSATION FOR SERVICES

     A. CONTRACTOR shall be compensated for the Services to be performed hereunder by payment of $288,000 on or about February 1, 2000. This amount represents the collective consideration for the Covenant Not to Compete set forth in the Release, Noncompete and Confidentiality Agreement signed by CONTRACTOR in December 10, 1999, as well as payment for Services rendered, if any, by CONTRACTOR under this Agreement. CONTRACTOR shall provide up to 48 days of consulting work per year for two years (from 2-1-00 through 1-31-02). Days worked in excess of 48 per year will be compensated at $3,000 per day. For purposes of calculating the 48 days per year under the agreement, each year will begin on February 1st of 2000 and 2001, respectively.

     B. LMC shall provide the CONTRACTOR notice, either written or oral, at least five (5) days in advance of any meeting LMC wishes the CONTRACTOR to attend or other Services LMC wishes CONTRACTOR to provide. CONTRACTOR shall advise LMC promptly whether he is able to attend such meeting or render such Services within the times requested by LMC.
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     C.   With prior approval of the Agreement Monitor, LMC shall reimburse
          CONTRACTOR for reasonable and actual travel expenses (at locations other than CONTRACTOR'S office), including expenditures for hotels, meals, first class air or rail fare, taxis, car rental, mileage for use of personal automobile, parking and toll fees, telephone and incidentals.

     D. The total fee and expenses to be paid under this Agreement shall not exceed $400,000.00.

4.   PAYMENT AND INVOICE

     A. CONTRACTOR'S invoice shall identify the Services performed during the period covered by such invoice and be forwarded to: LMC Corporation, 6801 Rockledge Drive, Bethesda, Maryland 20817, Attn.: ______. Invoices should be issued on at least a quarterly basis notwithstanding the fact that the services have already been paid for by virtue of the front end payment made on or about February 1, 2000. Each invoice should sufficiently describe the Services rendered during the period covered by the invoice, the days of performance, and the total number of days worked to date under this Agreement. With each invoice, CONTRACTOR must submit an "Activity Report", Form No. ___ (Blank Copy attached hereto), for the period covered by the invoice.

     B. In the event sums are due for any days worked in excess of 48 days per year, LMC agrees to make payment within 30 days of receipt and approval of a proper invoice reflecting these Services. For invoices claiming reimbursement for expenses, CONTRACTOR is required to attach original receipts (for expenses exceeding $25.00) for such expenditures in a form satisfactory to LMC. If original receipts are not furnished, CONTRACTOR payment shall be subject to Federal, state, or local taxes.

5.   INDEPENDENT CONTRACTOR RELATIONSHIP

     CONTRACTOR is an independent contractor in all its operations and activities hereunder. CONTRACTOR and LMC agree that CONTRACTOR will render Services according to CONTRACTOR'S own methods and is subject to LMC's control only with regard to the CONTRACTOR'S final product or result. LMC shall not exercise direct control or supervision over the means that CONTRACTOR uses to accomplish CONTRACTOR'S work. The employees used by CONTRACTOR to perform Work under this Agreement shall be CONTRACTOR'S employees exclusively without any relation whatsoever to
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     LMC. The parties understand and agree that CONTRACTOR is not an employee of
     LMC.

6.   CONFLICT OF INTEREST

     A. CONTRACTOR shall not engage in any activity which presents a conflict of interest in the line of his relationship with LMC.

     B. CONTRACTOR hereby acknowledges receipt of a copy of the LMC Corporation Code of Ethics and Business Conduct and, by executing this Agreement, CONTRACTOR agrees that CONTRACTOR and all employees providing Services under this Agreement will strictly comply with the provisions of the code in the performance of the Services hereunder.

7.   NON-DISLCOSURE OF PROPRIETARY OR CONFIDENTIAL INFORMATION

     A. CONTRACTOR agrees not to disclose to others, either during or subsequent to the term of this Agreement, any LMC information, knowledge, or data which CONTRACTOR may receive, or have access to, or which may otherwise be disclosed to CONTRACTOR, proprietary or confidential information as further defined herein. "Proprietary or Confidential Information" as used herein means any information of LMC or of others which has come into the LMC's or CONTRACTOR'S possession, custody or knowledge in the course of performing Services under this Agreement that has independent economic value as a result of its not being generally known to the public and is the subject of reasonable means to preserve the confidentiality of the information. Proprietary or Confidential Information includes (without limitation) information, whether written or otherwise, regarding LMC's earnings, expenses, marketing information, cost estimates, forecasts, bid and proposal data, financial data, trade secrets, products, procedures, inventions, systems or designs, manufacturing or research processes, material sources, equipment sources, customers and prospective customers, business plans, strategies, buying practices and procedures, prospective and executed contracts and other business arrangements or business prospects, except to the extent such information becomes readily available to the general public lawfully and without breach of a confidential, contractual, or fiduciary duty. CONTRACTOR acknowledges and agrees that he has a continuing obligation to not use or disclose Proprietary or Confidential Information.

     B. CONTRACTOR agrees that Proprietary or Confidential Information shall be used solely for the purpose of performing the Services required under this Agreement, and further agrees that except as may strictly be required by CONTRACTOR'S obligations under this Agreement, CONTRACTOR shall not reproduce, nor allow any third party to use or reproduce, any Proprietary or Confidential Information or any documents or other material containing Proprietary or Confidential Information.
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     C.   All materials to which CONTRACTOR had access, or which were furnished or otherwise made available to CONTRACTOR in connection with the Services performed hereunder, shall be and remain the property of LMC. Upon expiration or termination of this Agreement, or upon request of LMC, CONTRACTOR shall return to LMC all such materials, documents and information, including any Proprietary or Confidential information and all reproductions thereof, then in CONTRACTOR'S possession or control, and CONTRACTOR in connection with this Agreement in accordance with specific instructions issued by LMC to CONTRACTOR and shall comply with any instructions within five (5) days of receipt thereof.

          CONTRACTOR'S obligations of confidentiality under this Agreement shall survive termination or expiration of this Agreement.

8.   LIABILITY

     A. LMC shall not be liable to CONTRACTOR for any loss, injury, damage, expense or any liability whatsoever arising out of, or in connection with, the performance of the Services required by this Agreement.

     B. Each party shall be responsible to the other for any costs or expenses including attorneys' fees, all expenses of litigation and/or settlement, and court costs, arising from the default of such party, its officers, employees, agents, suppliers, or subcontractors at any tier, in the performance of any of its obligations under this Agreement.

9.   GOVERNING LAW

          This Agreement shall be governed by, subject to, and construed according to the laws of the State of Maryland excluding its choice of law rules. CONTRACTOR shall comply with all applicable Federal, state and local laws, orders and regulations, as well as with all LMC policies, operating instructions, rules and regulations applicable to the performance of this Agreement.

10.  TERMINATION

     A. LMC may not unilaterally terminate this Agreement unless 1) Section 10.C of this Agreement applies, or 2) CONTRACTOR is in default as described in Section 16 of this Agreement.
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     B.   CONTRACTOR may not terminate this Agreement without LMC's advance written consent. LMC will not unreasonably withhold its written consent if CONTRACTOR'S reason for termination is due to CONTRACTOR'S desire to accept employment that is not otherwise in violation of CONTRACTOR'S Covenant Not to Compete obligations (as set forth in the Retention Agreement dated November 1, 1997 and the Release, Noncompete and Confidentiality Agreement, dated December 10, 1999) and which makes him unavailable or unable to provide the Services called for in this Agreement.

     C. This Agreement shall terminate immediately and all payments due shall be forfeited if, in rendering Services hereunder, improper payments are made, unlawful conduct is engaged in, or any part of the fee or expenses payable under this Agreement is used for an illegal purpose.

     D. In the event this Agreement is terminated under any provision herein, CONTRACTOR shall not be required to repay any of the consideration already paid under the Agreement to date. The termination of this Agreement shall have no effect whatsoever on the CONTRACTOR'S continuing obligations under the Covenants Not to Compete referenced above, which shall survive this Agreement and shall not expire until January 31, 2002.

11.  SEVERABILITY

          If any provision of this Agreement shall be held illegal or unenforceable, the remainder of the Agreement or the application of any other provisions to the parties shall not be affected thereby.

12.  ACCESS TO CLASSIFIED INFORMATION

          Performance of this Agreement requires access to classified information involving National Security up to and including SCI and Top Secret. If access is required, CONTRACTOR shall furnish the LMC Security Department with all data required to obtain or verify a personal security clearance with access to such Classified Information. Under no circumstances shall CONTRACTOR perform service(s) involving access to classified information until CONTRACTOR'S security clearance has been obtained or verified by LMC.

13.  ACCEPTANCE OF CONTRACT/TERMS AND CONDITIONS

     A. With the exception of 1) the Retention Agreement between CONTRACTOR and LMC dated November 1, 1997, 2) the letter from ____ to CONTRACTOR dated December 10, 1999 setting forth enhanced termination benefits, and 3) the Release, Noncompete and Confidentiality
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          Agreement signed by CONTRACTOR on December 10, 1999, this Agreement integrates, merges, and supersedes any prior offers, negotiations, and agreements concerning the subject matter hereof and constitutes the entire agreement between the Parties.

     B. CONTRACTOR'S acknowledgment, acceptance of payment, or commencement of performance, shall constitute CONTRACTOR'S unqualified acceptance of this Agreement.

     C. Additional or differing terms or conditions proposed by CONTRACTOR or included in CONTRACTOR'S acknowledgment hereof are hereby objected to by LMC and have no effect unless accepted in writing by LMC.

14.  ASSIGNMENT

          Any assignment of CONTRACTOR'S contract rights or delegation of duties shall be void, unless prior written consent is given by LMC. However, CONTRACTOR may assign rights to be paid amounts due, or to become due, to a financing institution if LMC is promptly furnished a signed copy of such assignment reasonably in advance of the due date for payment of any such amounts. Amounts assigned to an assignee shall be subject to setoffs or recoupment for any present or future claims of LMC against CONTRACTOR. LMC shall have the right to make settlements and/or adjustments in price with CONTRACTOR without notice to the assignee.

15.  CONTRACT DIRECTION

     A. Only the LMC Procurement Representative has authority to make changes in or amendments to this Agreement. Such changes or amendments must be in writing.

     B. Except as otherwise provided herein, all notices to be furnished by the CONTRACTOR shall be sent to the LMC Procurement Representative.

16.  DEFAULT

     A. LMC, by written notice, may terminate this Agreement for default, in whole or in part, if CONTRACTOR fails to comply with any of the terms of this Agreement, fails to make progress as to endanger performance of this Agreement, or fails to provide adequate assurance of future performance. CONTRACTOR shall have ten (10) days (or such longer period as LMC may authorize in writing) to cure any such failure after receipt of notice from LMC.
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     B.   LMC shall not be liable for any Services not accepted; however, LMC may require CONTRACTOR to deliver to LMC any supplies and materials, manufacturing materials, and manufacturing drawings that CONTRACTOR has specifically produced or acquired for the terminated portion of this Agreement. LMC and CONTRACTOR shall agree on the amount of payment for these other deliverables.

     C.   CONTRACTOR shall continue all Services not terminated.

17.  DISPUTES

          All disputes under this Agreement which are not disposed of by mutual agreement may be decided by recourse to an action at law or in equity. Until final resolution of any dispute hereunder, CONTRACTOR shall diligently proceed with the performance of this Agreement as directed by LMC.

18.  GRATUITIES/KICKBACKS

          No gratuities (in the form of entertainment, gifts or otherwise) or kickbacks shall be offered or given by CONTRACTOR, to any employee of LMC with a view toward securing favorable treatment as a supplier.

19.  INSURANCE/ENTRY ON LMC'S PROPERTY

          In the event that CONTRACTOR, its employees, agents, or subcontractors enter LMC'S or its customer's premises for any reason in connection with this Agreement, CONTRACTOR, its subcontractors and lower-tier subcontractors, shall procure and maintain worker's compensation, comprehensive general liability, bodily injury and property damage insurance in reasonable amounts, and such other insurance as LMC may require and shall comply with all site requirements. CONTRACTOR shall indemnify and hold harmless LMC, its officers, employees, and agents from any losses, costs, claims, causes of action, damages, liabilities, and expenses, including attorneys' fees, all expenses of litigation and/or settlement, and court costs, by reason of property damage or personal injury to any person caused in whole or part by the actions or omissions of CONTRACTOR, its officers, employees, agents, suppliers, or subcontractors at any tier. CONTRACTOR shall provide
          LMC thirty days advance written notice prior to the effective date of any cancellation or change in the term or coverage of any of CONTRACTOR'S required insurance. If requested, CONTRACTOR shall send a "Certificate of Insurance" showing CONTRACTOR'S compliance with these requirements.  CONTRACTOR shall name LMC as an additional insured for the duration of this Agreement. Insurance maintained pursuant to this
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          clause shall be considered primary as respects the interest of LMC and is not contributory with any insurance which LMC may carry.

20.  INTELLECTUAL PROPERTY

     A. CONTRACTOR agrees that LMC shall be the owner of all inventions, technology, designs, works of authorship, mask works, technical information, computer software, business information and other information conceived, developed or otherwise generated in the performance of this Agreement by or on behalf of CONTRACTOR. CONTRACTOR hereby assigns and agrees to assign all right title and interest in the foregoing to LMC, including without limitation all copyrights, patent rights and other intellectual property rights therein and further agrees to execute, at LMC'S request and expense, all documentation necessary to perfect title therein in LMC. CONTRACTOR agrees that it will maintain and disclose to LMC written records of, and otherwise provide LMC with full access to, the subject matter covered by this and that all such subject matter will be deemed information of LMC and subject to the protection provisions of the clause entitled "Information of LMC." CONTRACTOR agrees to assist LMC, at LMC'S request and expense, in every reasonable way, in obtaining, maintaining, and enforcing patent and other intellectual property protection on the subject matter covered by this Clause.

     B. CONTRACTOR warrants that the Services performed and delivered under this Agreement will not infringe or otherwise violate the intellectual property rights of any third party in the United States or any foreign country. CONTRACTOR agrees to defend, indemnity and hold harmless LMC and its customers from and against any claims, damages, losses costs and expenses, including reasonable attorney's fees, arising out of any action by a third party that is based upon a claim that the Services performed or delivered under this Agreement infringes or otherwise violates the intellectual property rights of any person or entity.

21.  RELEASE OF INFORMATION

          Except as required by law, no public release of any information, or confirmation or denial of same, with respect to this Agreement or the subject matter hereof, will be made by CONTRACTOR without the prior written approval of LMC.

22.  TIMELY PERFORMANCE

     A.   CONTRACTOR'S timely performance is a critical element of this
          Agreement.
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     B.   If CONTRACTOR becomes aware of difficulty in performing the Services,
          CONTRACTOR shall timely notify LMC, in writing, giving pertinent details. This notification shall not change any delivery schedule.

23.  WAIVER, APPROVAL, AND REMEDIES

     A. Failure by LMC to enforce any of the provision(s) of this Agreement shall not be construed as a waiver of the requirement(s) of such provision(s), or as a waiver of the right of LMC thereafter to enforce each and every such provision(s).

     B. LMC'S approval of documents shall not relieve CONTRACTOR from complying with any requirements of this Agreement.

     C. The rights and remedies of LMC in this Agreement are cumulative and in addition to any other rights and remedies provided by law or in equity.

24.  AMENDMENTS AND NOTICE

     A. Sole authority to make changes in or amendments to this Agreement on behalf of LMC rests with a LMC Central Procurement Administrator, and no direction from such Administrator shall be valid unless in writing.

     B. All notices by LMC or CONTRACTOR shall be given in writing by mail or fax to the following locations:


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.